Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact:	Kevin Shook – Treasurer and Chief Financial Officer
(717) 735-1660

Eastern Insurance Holdings, Inc. Announces Third Quarter 2006 Results

Lancaster, Pa., Nov. 9, 2006 – On June 16, 2006, Eastern Insurance Holdings, Inc. (“EIHI”) (NASDAQ: EIHI) completed a common stock offering and Eastern Life and Health Insurance Company (“ELH”) (formerly, Educators Mutual Life Insurance Company) completed its conversion from the mutual to stock form of organization and became a wholly-owned subsidiary of EIHI. In the common stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.8 million. Immediately after the common stock offering and conversion, EIHI purchased all of the outstanding shares of Eastern Holding Company Ltd. and subsidiaries (collectively, “EHC”) for a purchase price of $78.9 million, which consisted of EIHI issuing 3,875,407 of its $10.00 per share common stock and paying cash of $40.2 million to EHC’s shareholders.

EIHI today reported earnings for the three months ended September 30, 2006 and pro forma earnings for the three months ended September 30, 2005. The pro forma earnings for the three months ended September 30, 2005 reflect the financial results of EIHI, ELH, and EHC, the acquired company, as if the conversion, stock offering and acquisition of EHC had taken place as of January 1, 2005.

EIHI reported net income of $2.3 million, or $0.21 per diluted share, for the third quarter of 2006, compared to pro forma net income of $5.4 million, or $0.49 per diluted share, for the same period in 2005. Consolidated revenue for the third quarter of 2006 was $30.5 million, compared to pro forma consolidated revenue of $31.4 million for the same period in 2005. Net premiums earned decreased to $26.7 million in the third quarter of 2006 from pro forma net premiums earned of $28.4 million during the same period last year. For the three months ended September 30, 2006, net income was impacted by purchase accounting charges of $1.2 million, intangible asset amortization expense of $511,000 and favorable loss reserve development on prior accident years of $390,000 compared to pro forma purchase accounting charges of $367,000, pro forma intangible asset amortization expense of $501,000 and pro forma favorable loss reserve development of $2.6 million for the same period in 2005.

Weighted average fully diluted shares considered outstanding for the three months ended September 30, 2006 and pro forma weighted average fully diluted shares considered outstanding for the three months ended September 30, 2005 consisted of the following:

	2006	Pro Forma 2005
Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,875,407	3,875,407
Weighted average ESOP shares for pro forma period	12,288	46,719
Stock warrants	306,099	306,099

Total	10,921,294	10,955,725

“We are pleased to report strong core results in all of our operating segments in our first full quarter since completing our common stock offering, conversion and acquisition of EHC on June 16, 2006, especially considering emerging competitive pressures in our underwriting territories,” said Bruce M. Eckert, Chief Executive Officer. “Our combined ratio for the three months ended September 30, 2006 was 93.7 percent, including 4.8 percentage points for purchase accounting adjustments related to the acquisition of EHC and 1.9 percentage points related to intangible asset amortization. Our loss ratio for all lines of business was 65.3 percent for the three months ended September 30, 2006, which included 2.2 percentage points of favorable loss reserve development during the 3rd quarter from our workers’ compensation insurance segment. Fully diluted book value per share increased $0.41 to $14.50 during the third quarter of 2006.”

Eckert added, “With our stock offering, conversion and acquisition behind us and our recently assigned “A-” ratings from A.M. Best Company at our operating subsidiaries in our workers’ compensation and specialty reinsurance segments, we are very focused on profitably growing our core products and evaluating new specialty niche products and strategic acquisition opportunities.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $1.1 million for the third quarter of 2006, compared to pro forma net income of $4.2 million for the same period last year. The decrease between periods is due to after tax purchase accounting charges of $1.3 million for the three months ended September 30, 2006 compared to pro forma after tax charges of $362,000 for the same period in 2005 and after tax favorable loss reserve development on prior accident years of $390,000 for the three months ended September 30, 2006 compared to $2.6 million for the same period in 2005, slightly offset by an increase in net premiums earned.

Net premiums earned, before purchase accounting adjustments, increased to $13.5 million for the third quarter of 2006, compared with pro forma net premiums earned of $10.2 million for the third quarter of 2005, an increase of 32.3 percent.

The combined ratio was 91.7 percent for the third quarter of 2006, compared to a pro forma combined ratio of 39.1 percent for the same period last year. The increase in the combined ratio for the third quarter of 2006 compared to the pro forma combined ratio in the third quarter of 2005 primarily reflects the recording of favorable loss reserve development on prior accident years of $4.0 million in 2005 compared to $600,000 for the three months ended September 30, 2006. The favorable loss reserve development recorded in 2006 lowered the combined ratio by 5.6 points for the three months ended September 30, 2006 and the favorable loss reserve development recorded in 2005 lowered the pro forma combined ratio by 43.3 points for the three months ended September 30, 2005. The expense ratio was 19.2 percent for the three months ended September 30, 2006 compared to a pro forma expense ratio of 21.1 percent for the same period in 2005.

Net investment income increased to $956,000 for the third quarter of 2006, compared to pro forma net investment income of $726,000 for the same period of 2005, primarily due to an increase in the invested asset base.

Group Benefits

EIHI’s group benefits segment reported net income of $1.0 million for the three months ended September 30, 2006 and pro forma net income of $962,000 for the three months ended September 30, 2005. The increase between periods is due to improved underwriting results partially offset by a decrease in net premiums earned.

Net premiums earned decreased 14.4 percent to $8.3 million for the third quarter of 2006, compared with pro forma net premiums earned of $9.7 million for the third quarter of 2005.

The combined ratio was 94.1 percent for the third quarter of 2006, compared to a pro forma combined ratio of 96.7 percent for the same period last year. The improvement in the combined ratio for the third quarter of 2006 primarily reflects an improved loss and LAE ratio. The improved loss and LAE ratio is primarily due to a lower current accident year loss and LAE ratio in the third quarter of 2006, compared to the same period in 2005. The expense ratio was 33.5 percent for the three months ended September 30, 2006 compared to a pro forma expense ratio of 35.5 percent for the same period in 2005. The decrease in the expense ratio is due to the realization of expense reduction initiatives.

Net investment income was $790,000 for the third quarter of 2006 compared to pro forma net investment income of $860,000 for the third quarter of 2005.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported net income of $323,000 for the third quarter of 2006, compared to pro forma net income of $865,000 for the same period last year. The decrease between periods is due to after tax purchase accounting charges of $379,000 for the three months ended September 30, 2006 compared to pro forma after tax purchase accounting charges of $162,000 in 2005 and a lower pro forma loss and LAE ratio in 2005 compared to the loss and LAE ratio in 2006.

Reinsurance premiums earned decreased to $2.3 million for the third quarter of 2006 compared to pro forma reinsurance premiums earned of $3.1 million. The decrease in reinsurance premiums earned in 2006 compared to pro forma reinsurance premiums earned in 2005 is due to purchase accounting charges of $1.5 million for the three months ended September 30, 2006 compared to pro forma purchase accounting charges of $651,000 for the same period in 2005.

The combined ratio was 100.6 percent for the third quarter of 2006, compared to a pro forma combined ratio of 66.4 percent for the same period last year. The increase in the combined ratio in the third quarter of 2006 compared to the pro forma combined ratio for the third quarter of 2005 is due to purchase accounting charges for the three months ended September 30, 2006 that increased the combined ratio by 15.6 points compared to pro forma purchase accounting charges that increased the 2005 pro forma combined ratio by 0.8 points and an increase in the loss and LAE ratio in 2006 compared to 2005. The loss and LAE ratio, before purchase accounting adjustments, was 50.6 percent for the three months ended September 30, 2006 and the pro forma loss and LAE ratio was 30.3 percent for the three months ended September 30, 2005. The decrease in the 2006 loss and LAE ratio compared to the 2005 pro forma loss and LAE ratio is due to unusually low reported losses from the ceding company for the three months ended September 30, 2005.

Net investment income increased to $351,000 for the third quarter of 2006, compared to pro forma net investment income of $283,000 for the same period of 2005, due to an increase in the invested base.

Segregated Portfolio Cell Reinsurance

Fees generated by the workers’ compensation insurance, specialty reinsurance and the corporate and other segments from the segregated portfolio reinsurance segment totaled $944,000 for the third quarter of 2006 compared to pro forma fees of $990,000 for the same period in 2005.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. Corporate and other recorded a net loss of $151,000 for the three months ended September 30, 2006, compared to a pro forma net loss of $682,000 for the same period last year. The decrease in the net loss in the corporate and other segment is due to the incurrence of transaction expenses from the conversion, stock offering and acquisition of EHC during the third quarter of 2005 whereas there were no such charges for the three months ended September 30, 2006 and an increase in investment income from common stock offering proceeds. EIHI expects the addition of other corporate expenses in 2007 such as stock compensation and Sarbanes-Oxley implementation fees.

Financial Condition

Total assets were $368.4 million as of September 30, 2006. Shareholders’ equity was $168.5 million as of September 30, 2006. As of September 30, 2006, EIHI’s book value per share and fully diluted book value per share were $14.84 and $14.50, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 11,350,407 and 11,656,506, respectively. The fully diluted book value per share calculation includes the impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Standard Time on Friday, November 10, 2006 to review the Company’s 2006 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

877-407-0782 (Domestic)
201-689-8567 (International)

A replay of the conference call will be available online. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are selected balance sheet data as of September 30, 2006 and summary unaudited results of operations for the three months ended September 30, 2006 and pro forma results of operations for the three month ended September 30, 2005. The Company filed its Form 10-Q with the U.S. Securities and Exchange Commission on November 9, 2006.

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited) September 30 2006
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $181,636; $72,608)	$204,843
Equity securities, at estimated fair value (cost, $4,415)	7,467
Equity call options, at estimated fair value (cost, $2,201; $1,086)	2,779
Other invested assets	11,195

Total investments	226,284
Cash and cash equivalents	52,406
Accrued investment income	2,117
Premiums receivable	33,579
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	28,114
Deferred acquisition costs	3,526
Deferred income taxes, net	2,443
Intangible assets	8,609
Goodwill	5,140
Other assets	6,160

Total assets	$368,378

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$125,302
Unearned premium reserves	40,359
Advance premium	990
Accounts payable and accrued expenses	17,476
Benefit plan liabilities	704
Dividends payable	6,541
Loans payable	26
Federal income taxes payable	448
Junior subordinated debentures	8,044

Total liabilities	199,890

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued and outstanding - 11,350,407	—
Unearned ESOP compensation	(7,258)
Additional paid in capital	108,428
Retained earnings	64,954
Accumulated other comprehensive income, net	2,364

Total shareholders’ equity	168,488

Total liabilities and shareholders’ equity	$368,378

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(In thousands, except share and per share data)

	(Unaudited) Three Months Ended September 30, 2006	(Unaudited) Pro Forma Three Months Ended September 30, 2005
Revenue:
Net premiums earned	$26,678	$28,389
Net investment income	2,974	2,174
Net realized investment gains	711	355
Other revenue	179	499

Total revenue	30,542	31,417

Expenses:
Losses and loss adjustment expenses incurred	17,432	12,861
Acquisition and other underwriting expenses	1,709	3,872
Other expenses	5,241	5,129
Amortization of intangible assets	511	501
Policyholder dividends	113	99
Segregated portfolio dividend expense	1,521	269

Total expenses	26,527	22,731

Income before income taxes	4,015	8,686
Income tax expense	1,713	3,301

Net income	$2,302	$5,385

Earnings per share (EPS):
Basic shares outstanding	10,615,195	10,649,626
Basis EPS	$0.22	$0.51

Diluted shares outstanding	10,921,294	10,955,725
Diluted EPS	$0.21	$0.49

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.